                     Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such
Prospectus:

                  Company                                         Date
                 ---------                                      -------
         Enfinity Corporation                                 July 10, 1998
         Brandt Mechanical Services, Inc.                     July 2, 1998
         Energy Systems Industries, Inc.                      March 23, 1998
         New England Mechanical Services, Inc.                May 13, 1998
         Lee Company                                          April 3, 1998
         Hill York Corporation and Hill York
           Service Corporation                                March 14, 1998
         Mechanical Services of Orlando                       April 3, 1998
         Aircond Corporation                                  November 14, 1997

We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 27, 1998


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